Exhibit 99.4

GigaCloud Technology Inc

Unit A, 12/F, Shun Ho Tower

24-30 Ice House Street

Central, Hong Kong

January 31, 2022

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	GigaCloud Technology Inc

Draft Registration Statement on Form F-1

CIK No. 0001857816

Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

I am the Chief Executive Officer of GigaCloud Technology Inc, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”). In connection with a proposed initial public offering of the Company’s American depositary shares, we hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”) the Registration Statement on Form F-1 (the “Registration Statement”) must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of initial confidential filing on May 24, 2021, the Company’s Registration Statement satisfied Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, because it contained audited financial statements for the year ended December 31, 2020 prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) except as otherwise stated in the Registration Statement. However, because the Company’s audited financial statements for the year ended December 31, 2021 will not be available until approximately April 2022, at the time of the Fourth Revised Registration Statement on January 31, 2022, the Company’s Registration Statement contains only audited financial statements for the year ended December 31, 2020 and unaudited financial statements for the six months ended June 30, 2020 and 2021, in each case prepared in accordance with U.S. GAAP except as otherwise stated in the Registration Statement. Additionally, the Company may need to make at least one amendment after the date hereof and prior to the availability of the audited financial statements for the year ended December 31, 2021 containing the same financial statements as those that are contained in its most recent filing.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.”

See also the Commission’s November 1, 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Commission notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, on behalf of the Company, I represent to the Commission that:

(i) the Company is not currently a public reporting company in any jurisdiction;

(ii) the Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period;

(iii) full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company;

(iv) the Company does not anticipate that its audited financial statements for the year ended December 31, 2021 will be available until April 2022; and

(v) in no event will the Company seek effectiveness of its registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

We will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

[Signature page follows]

Very truly yours,

GIGACLOUD TECHNOLOGY INC

By:	/s/ Larry Lei Wu
Name:	Larry Lei Wu
Title:	Chairman of the Board of Directors
and Chief Executive Officer

[Signature Page to Representation Letter]